Exhibit 24.

POWER OF ATTORNEY

We, the undersigned directors of Questar Market Resources, Inc., hereby severally constitute C. B. Stanley and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2008 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Market Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2008 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

               Signature

       Title

         Date

/s/

Chairman of the Board

02/10/09

K. O. Rattie

/s/

President and

02/10/09

C. B. Stanley

Chief Executive Officer

/s/

Director

02/10/09

Phillips S. Baker

/s/

Director

02/10/09

R. D. Cash

/s/

Director

02/10/09

L. Richard Flury

/s/

Director

02/10/09

James A. Harmon

/s/

Director

02/10/09

Robert E. McKee

/s/

Director

02/10/09

M. W. Scoggins

BOARD\MEETING\09\FEB 9-10\POA QMR.DOC